Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm as the “independent registered public accounting firm” in the Prospectus and the Statement of Additional Information of USCF Sustainable Battery Metals Strategy Fund.

Denver, Colorado
January 3, 2023